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[Letterhead of Allen & Overy]
                                                                     Exhibit 5.1


                                                                  One New Change
                                                                 London EC4M 9QQ


                                                  Telephone:     (020) 7330 3000
                                                  Fax (Group 3): (020) 7330 9999
                                                  Fax (Group 4): (020) 7248 1100
                                                  DX No. 73

                                                  www.allenovery.com

Our Ref:   41519-00264 CO:1074752.5
                                                               1st October, 2003


Marconi Corporation plc
34 Grosvenor Square
London W1A 4QP
United Kingdom



Dear Ladies and Gentlemen,

REGISTRATION STATEMENT ON FORM F-1 OF MARCONI CORPORATION PLC
FILE NO. 333-106618

We have acted as legal counsel to Marconi Corporation plc, a company organized under the laws of England and Wales (the COMPANY), in connection with the Company's registration statement on Form F-1 (the REGISTRATION STATEMENT) relating to the proposed offering of up to $125,902,500 in aggregate principal amount of ordinary shares, par value 25 pence per share (the ORDINARY SHARES), to be issued by the Company in the form of ordinary shares or American Depositary Shares (the SECURITIES) pursuant to the valid exercise of rights to subscribe for Ordinary Shares (SUBSCRIPTION RIGHTS) on the terms and conditions set out in the instrument by way of deed poll executed by the Company and dated 16th May, 2003 (the WARRANT INSTRUMENT). The Securities are being offered continuously by the Company as set forth in the prospectus which forms part of the Registration Statement.

We have examined:

(1)      a certified copy of the Warrant Instrument;

(2) a certificate (the OFFICER'S CERTIFICATE) of an officer of the Company dated 30th September, 2003 having attached:

         (i) a certified copy of the memorandum and articles of association of the Company in force at 16th May, 2003;

         (ii) a certified copy of the memorandum and articles of association of the Company in force at 30th September, 2003;

         (iii) a certified copy of minutes of a meeting of the board of directors of the Company held on 26th March, 2003;




      AMSTERDAM ANTWERP BANGKOK BEIJING BRATISLAVA BRUSSELS BUDAPEST DUBAI FRANKFURT HAMBURG HONG KONG LONDON LUXEMBOURG MADRID MILAN MOSCOW
      NEW YORK PARIS PRAGUE ROME SHANGHAI SINGAPORE TIRANA TOKYO TURIN WARSAW
--------------------------------------------------------------------------------
A list of the names of partners and their professional qualifications is open to inspection at the above office. The partners are either solicitors or registered foreign lawyers.

This is a legal communication not a financial communication. Neither this nor any other communication from this firm is intended to be, or should be construed as, an invitation or inducement (direct or indirect) to any person to engage in investment activity. The following information is provided in accordance with the Solicitors' Financial Services (Conduct of Business) Rules 2001. The provision of our legal services may relate to investments. We are not authorised by the Financial Services Authority, but we are regulated by the Law Society and we can undertake certain activities in relation to investments which are limited in scope and incidental to our legal services or which may reasonably be regarded as a necessary part of our legal services. If for any reason we are unable to resolve a problem between us and a client, our client may utilise the complaints and redress scheme operated by the Law Society.

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To:        Marconi Corporation plc                             1st October, 2003
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         (iv)   a certified copy of minutes of a meeting of a committee of the board of directors of the Company held on 28th March, and 16th May, 2003; and

         (v) a certified copy of a special resolution of the Company passed on 26th March, 2003 inter alia authorising the directors of the Company under section 80 of the Companies Act 1985 (the COMPANIES ACT) to allot relevant securities (as defined for the purpose of that section of the Companies Act) and disapplying section 89 of the Companies Act;

(3) the certificate (the "REGISTRAR'S CERTIFICATE") issued by the Registrar of Companies in England and Wales (the "REGISTRAR OF COMPANIES") on 30th September, 2003 confirming that, as at that date, according to the documents on the file of the Company in the custody of the Registrar of Companies, the Company has been in continuous and unbroken existence since the date of its incorporation and that no action was being taken by the Registrar of Companies for striking the Company off the register and dissolving it as defunct and, so far as the Registrar of Companies was aware, the Company was not in liquidation or subject to an administration order, nor had any receiver or manager of any of the Company's property been appointed.

We conducted a search on 30th September, 2003 at the Companies Registry in respect of the Company. That search did not reveal any order or resolution for the winding up of the Company or any notice of appointment of a liquidator, receiver, administrative receiver or administrator in respect of it. We also on 30th September, 2003 made a telephone enquiry of the Central Registry of Winding up Petitions which has informed us that it has on its central index no record of any presentation of any winding up petition in respect of the Company, but, for the purposes of this opinion, we have not made any other enquiries concerning the Company or examined any other contracts, instruments or documents entered into or affecting it.

Our opinion is confined solely to the laws of England and Wales in force at the date of this opinion and as currently applied by the English courts and is to be governed and construed in accordance with English law. We have made no investigation of the laws of any other jurisdiction and do not express or imply any opinion on them.

For the purpose of this opinion, we have assumed without further enquiry that:

(a) no laws of any jurisdiction other than England and Wales affect our opinion;

(b) the genuineness of all signatures on, and the authenticity and completeness of, all documents furnished to us, whether as originals or copies;

(c) the conformity to original documents of all documents furnished to us as photocopies or facsimile copies or transmitted to us electronically;

(d) all material matters stated in any documents furnished to us (including in particular, the Officer's Certificate) are and remain true and correct;

(e) the resolutions referred to in the Officer's Certificate (and any other resolutions on which we have relied in giving this opinion) were duly adopted and have not been and will not be rescinded or varied and remain and will remain in full force and effect; the meetings at which such resolutions were passed were duly convened and held (including proper service of notice and the requisite quorum present) and each director present at the meetings of the directors, or of a committee of the board of directors, of the Company referred to in the Officer's Certificate (and any other meetings at which resolutions on which we have relied in giving this opinion were passed) duly disclosed any interest of his in any of the matters considered at the relevant meeting;


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To:        Marconi Corporation plc                             1st October, 2003
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(f)      other than the memorandum and articles of association of the Company referred to in paragraph (2)(i) above, none of the documents furnished to us has been amended, supplemented or terminated;

(g) the information revealed by the searches we have caused to be made at the Companies Registry and our oral enquiry of the Central Registry of Winding up Petitions referred to above was accurate in all respects and has not since the time of those searches and enquiries been altered nor will be altered;

(h)      the Company was not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 at the time it entered into the Warrant Instrument, that the Company will not be unable to pay its debts within the meaning of that section in consequence of the Warrant Instrument or the transactions contemplated by it and that the Company has not passed any voluntary winding-up resolution; and

(i) the Company has and will in the future comply with the terms and conditions of and its obligations under the Warrant Instrument, including, without limitation, its obligation, at all times while any Subscription Rights remain exercisable, to keep available for issue free from pre-emptive rights out of its authorised but unissued share capital the aggregate number of Ordinary Shares as would be issued if all Subscription Rights and all other rights of subscription for and exercise into Ordinary Shares were to be exercised.

Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that upon the valid exercise of a Subscription Right in accordance with the terms and conditions of the Warrant Instrument, the Company will have the corporate power and authority, subject to due allotment of the Ordinary Shares and receipt of the subscription monies, to issue the Ordinary Shares and, upon issue, the Ordinary Shares will be validly issued and fully paid.

This opinion is subject to the qualifications set out below.

(a) Neither the searches at the Companies Registry referred to above nor the Registrar's Certificate is conclusively capable of revealing whether or not:

         (i) a winding up order has been made or a resolution passed for the winding up of a company; or

         (ii)   an administration order has been made; or

         (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or

         (iv)   a mortgage or charge has been created by a company,

         as notice of these matters may not be filed with the Registrar of Companies immediately, nor is it capable of revealing, before the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented.

(b) The enquiry at the Central Registry of Winding up Petitions referred to above relates only to a compulsory winding up and is not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period six months prior to the date when the enquiry was made.


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To:        Marconi Corporation plc                             1st October, 2003
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(c)      There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which the Warrant Instrument state are to be so treated.

(d) The enforcement of the Warrant Instrument may be limited by the provisions of English law applicable to unfair contract terms and agreements held to have been frustrated by events happening after their execution.

We hereby consent to the use of this opinion as Exhibit 5.1 of the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any person or entity for any purpose.

Yours faithfully,




/s/ Allen & Overy
ALLEN & OVERY